EXHIBIT 32



                                CERTIFICATIONS OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                    SECTION 906 OF SARBANES-OXLEY ACT OF 2002

         In connection with the annual report on Form 10-KSB of New-Era Trading Group, Inc. (the "Company") for the quarter ended September 30, 2003 (the "Report"), I, Steven L. Hocke, hereby certify in my capacity as Chief Executive Officer and Chief Financial and Accounting Officer of the Company, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

         1. The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of New-Era Trading Group, Inc.

Dated: July 19, 2004

                                By: /s/ Steven L. Hocke
                                    -------------------------
                              Name:     Steven L. Hocke
                             Title:     Chief Executive Officer and
                                        Chief Financial and Accounting Officer